                               STRUTHERS INDUSTRIES, INC.
                                 Form 8-K Exhibit(b)(2)
                           PRO FORMA STATEMENT OF OPERATIONS
                            SIX MONTHS ENDED JUNE 30, 1996

                                                 Historical        Deletion of                           Pro forma
                                                 Financial         Chemical Dye       Pro forma          Financial
                                                 Statement           Segment         Adjustments         Statements
                                                 ---------           -------         -----------         ----------
SALES AND REVENUES                             $  4,139,790        $ 3,445,951                         $    693,839
COST OF SALES                                     3,295,265          2,554,466                              740,799
                                               ------------        -----------        ---------        ------------
GROSS PROFIT                                        844,525            891,485               --             (46,960)
                                                                                                               --
OTHER EXPENSES (INCOME):                                                                                       --
Selling, general and administrative               1,226,426            594,398                              632,028
Interest expense                                    132,559             27,051                              105,508
Loss on sale of assets                               73,700                                                  73,700
Equity in joint venture loss                         71,847             71,847                                 --
Loss (gain) on sale of equity securities           (174,428)          (167,172)                              (7,256)
Interest and other income                          (153,479)            (5,011)       $(150,000)           (298,468)
                                               ------------        -----------        ---------        ------------
                                                  1,176,625            521,113         (150,000)            505,512
                                               ------------        -----------        ---------        ------------
Earnings (loss) before income taxes                (332,100)           370,372          150,000            (552,472)
Income tax expense (benefit)                       (811,000)          (811,000)                                --
                                               ------------        -----------        ---------        ------------
                                                    478,900          1,181,372          150,000            (552,472)
Minority interest                                    39,669             39,669                                 --
                                               ============        ===========        =========        ============
NET EARNINGS (LOSS)                            $    439,231        $ 1,141,703        $ 150,000        $   (552,472)
                                               ============        ===========        =========        ============

Net earnings (loss) per common share:
Primary                                        $       0.04                                            $      (0.05)
                                               ============                                            ============
Weighted average shares outstanding              11,683,000                                              11,683,000
                                               ============                                            ============

The pro forma adjustment represents interest income from the $4,000,000 note for which the chemical dye segment was assumed to have been sold as of the beginning of the fiscal year.